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                                                            Exhibit 21


                             ARCO CHEMICAL COMPANY

                                  SUBSIDIARIES

                                                               Jurisdiction
                                                                    of
           Name                            Entity                Formation
           ----                      -------------------       ------------

ARCO Chemie Nederland, Ltd.          corporation               Delaware
ARCO Chimie France SNC               partnership               France
POSM II Limited Partnership, L.P.    limited partnership       Delaware
ARCO Chemical Delaware Company       corporation               Delaware
ARCO Chemical Technology, L.P.       limited partnership       Delaware
The Meadows Corporation              corporation               Delaware

The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Company.